ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2013 Q1 Corporate Presentation

May 21, 2013 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2013 Q1 Results
- Business and Operations Update
- 2013 Forecast and Future Initiatives

ChinaNet Online

2013 Q1 Results

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year End	December 31
Stock Price （As of market close on March 28, 2013）	$0.85
Shares Outstanding- common shares	22.19M
Market Capitalization （As of market close on March 28, 2013）	$18.86M
Management Ownership	36.5%
Revenue Q1 2013 (unaudited)	$7.05M
Net income attributable to ChinaNet Online Holdings, Inc. Q1 2013 (unaudited)	$0.03 M
Weighted average common shares outstanding (1)	22.19M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of March 31, 2013, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

2013 Q1 Results

	2013Q1	2012Q1	Change%
Revenue	7,049	14,935	-53%
Cost of revenue	4,467	12,538	-64%
Gross Profit	2,582	2,397	+8%
Net income/(loss) attributable to ChinaNet Online Holdings, Inc.	30	(366)	

1. The reason for the decrease in revenue and cost of revenue is primarily due to the decrease in TV advertising revenue and the related cost of revenue;
2. The reason for the increase in gross profit is primarily due to decrease in low margin TV advertising revenue, which accounted for 37% of our total revenue for Q1 2013 as compared to 69% for Q1 2012.

2013 Q1 Results

	2013 Q1				2012 Q1			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	3,811	2,638	69	531	4,345	10,369	71	150
Cost of revenue	1,644	2,500	-	323	2,092	10,344	6	96
Gross Profit	2,167	138	69	208	2,253	25	65	54

Other key financial data:

1. Cash position: $7.17 million (including $3.38 million of term deposit);
2. Accounts receivable: $9.83 million, after net of $3.65 million of bad debts provision;

The main financial focus in 2013:
To reduce receivables and increase accounts receivable turnover rate.

Balance Sheet

	As of December 31,					As of March 31,
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)
Cash and cash equivalents (including term deposit)	2,679	13,917	15,590	10,695	8,840	7,167
Accounts receivable, net	978	3,173	4,319	4,444	8,486	9,831
Other receivables, net	-	2,636	7,811	3,631	3,103	3,128
Prepayment and deposit to suppliers	4,072	4,111	3,325	15,360	14,596	14,822
Investment in and advance to equity investment affiliates	-	-	7,162	1,396	959	892
Property and equipment, net	678	1,355	2,010	1,902	1,636	1,501
Intangible assets, net	-	-	51	8,151	7,167	6,944
Goodwill	-	-	-	10,999	11,083	11,144
Total assets	8,813	25,764	41,996	57,282	56,918	56,660

ChinaNet Online

Balance Sheet

	As of December 31,					As of March 31,
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)
Total liabilities	5,423	14,631	6,285	9,728	12,073	11,600
Preferred stock and Common Stock	10	20	20	22	22	22
Additional paid-in capital	603	10,574	18,614	20,747	20,008	20,019
Statutory reserves	304	372	1,587	2,117	2,296	2,296
Retained earnings	2,370	50	14,630	16,688	19,505	19,535
Accumulated other comprehensive income	103	117	930	2,132	2,393	2,605
Noncontrolling interest	-	-	(70)	5,848	621	583
Total equity	3,390	11,133	35,711	47,554	44,845	56,660

Income Statement

	Year Ended December 31,					Three Months Ended March 31,	
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	20112 US$('000)	2013 US$('000) (unaudited)	2012 US$('000) (unaudited)
Revenue	21,508	37,724	41,587	28,731	46,600	7,049	14,935
Cost of revenue	(13,786)	(21,233)	(18,970)	(12,027)	(31,558)	(4,467)	(12,538)
Gross Profit	7,722	16,491	22,617	16,704	15,042	2,582	2,397
Total Operating Exp.	(3,948)	(7,082)	(7,770)	(13,542)	(10,532)	(2,639)	(2,263)
Net Income from Total Operations	3,774	9,409	14,847	3,162	4,510	(57)	134
Other Income（Exp.）	(12)	(4,510)	1,880	873	(124)	31	4
Income before income tax expense, equity method investment and non-controlling interest	3,762	4,899	16,727	4,035	4,386	(26)	138
Income Tax	(962)	(880)	(352)	(1,035)	(529)	86	(236)
Net Income attributable to ChinaNet Online Holdings, Inc.(GAAP)	2,800	4,019	16,589	2,995	2,996	30	(366)
Net Income attributable to ChinaNet Online Holdings, Inc.((Non-GAAP)	2,800	8,444	14,728	4,955	3,156	30	(366)

Cash flows Statement

	Year ended December 31,					Three Months Ended March 31,	
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)	2012 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	821	4,617	11,582	(603)	5,028	(431)	363
Net cash provided by (used in) Investing Activities	(497)	(930)	(9,373)	(6,084)	(9,919)	(1,283)	(2,461)
Net cash provided by (used in) Financing Activities	1,981	7,544	(767)	1,482	(385)	-	311
Effect of exchange rates changes	57	7	231	310	64	23	56
Net Change in Cash & Cash Equivalents	2,362	11,238	1,673	(4,895)	(5,212)	(1,691)	(1,731)

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

2013 Q1 Results vs. 2012 Q1 Results

- Overall gross margin has improved from 16% to 37%;

- Increased general and administrative expenses:
  - additional provision for bad debts allowance in Q1 2013;

  - other general office expenses decreased in Q1 2013;

- Increased research and development activities:
  - implementing the new product development cycle and cloud based technology into the day-to-day management and operation;
    - Expect to complete in the first half of 2013;

  - Establishing the large-scale cloud based database system;
    - Expect to complete in the first half of 2013.

ChinaNet Online

2013 Q1 Business Operations Update

- Liansuo.com signed a new customer in the hotel industry in China, Super 8 International Limited ("Super 8"), a subsidiary of Wyndham Worldwide, which had chosen Liansuo.com, a subsidiary of ChinaNet, to help expand its franchise outside the U.S. Super 8 International Limited is one of the largest economy hotel operators in the world. Super 8 operates more than 2,600 hotels worldwide, representing over 56,000 rooms in total. Liansuo.com will help Super 8 franchise hotels quickly expand its franchise footprint in Tier 1 and Tier 2 cities in China.

- ChinaNet received the awards of "The Most Leading Enterprise of Chinese Entrepreneurial Merchandising and Franchising Marketing Industry" as well as "The Most Trustworthy E-Commerce Platform in Entrepreneurial Merchandising and Franchising Industry" in China by the China Electronic Commerce Association (CECA). These awards are only awarded to one enterprise in each industry.

- The Beijing Zhongguancun Enterprises Credit Promotion Association (ECPA) completed a credit assessment for the Company. ChinaNet was awarded a high grade, which makes the Company eligible to receive future subsidies and funding from the State Development Bank, local governments and related entities.

Competitors and Their Associated Websites- as of May 15, 2013

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	147,600	2,081,160	4,094	80	14.1
	Liansuo.com（2011）	64,200	1,219,800	11,044	70	19
	Chuangye.com （2011）	2,160	15,120	14,076	980	7
	Sooe.cn (2011)	45,000	94,500	5,567	72	2.1
Direct Competitor	78.cn	127,800	1,533,600	5,264	399	12
	3158.com	6,600	12,540	15,976	259	1.9
	Jiameng.com	162,000	3,726,000	3,427	211	23
	Jmw.com.cn	102,000	2,856,000	4,514	293	28
	51jam.com	20,400	134,640	36,221	99	6.6
Potential Competitor	Entrepreneur	426,000	805,140	1,944	789	1.89
	Alibaba（entrepreneur）	7,488,000	70,686,720	70	4260	9.44

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

2013 Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2013 Q2 Business Initiatives

- Liansuo.com, co-hosted the 19th Annual Beijing International Franchise Expo held at the Beijing National Agricultural Exhibition from April 5 to April 6, 2013. As the media co-host of this year's Franchise Expo, Liansuo.com ran promotions and publicity for the Franchise Expo, provided video interviews for the companies in attendance, offered project consulting services on site for entrepreneurs, and disseminated news reports after the exhibition;
- Flying Cloud plans to host 10,000 SMEs APP and Mobile sites for the customers. In addition, Flying Cloud expects to update its new products website in the first half of 2013.
- ChinaNet participated in the 14th Taiwan Franchise Expo ("Franchise Expo") held at the Taipei World Trade Center from April 5 to April 7, 2013. In the process, the Company was able to learn what concerns and priorities franchise owners in Taiwan are considering in their evaluation of entering the mainland China market.
- Liansuo.com, signed an agreement with Mendale Textile Limited ("Mendale") to help expand its franchise in China and internationally. Mendale has successfully expanded its owned and operated stores, as well as its franchise stores, across several provinces in China. Liansuo.com will provide online advertising and marketing to help Mendale further increase its brand recognition among consumers and entrepreneurs.
- Liansuo.com participated in the 2013 Chinese Franchise Expo held at the China National Convention Center in Beijing from April 26 to April 28, 2013. As the strategic partner of the live webcast of this event, Liansuo.com invited various business leaders to share their valuable experiences in the franchise industry.

2013 Q2 Business Initiatives

Sales & Marketing:

- To create more alliance with third parties and major promotion events;
- To increase sales team in Hubei office

Operation (including Sales):

- Continue to increase technology depth:
  - Further utilize the traffic derived by Baidu and sales leads resulted for third party marketing campaign to drive additional revenue;
  - Invest heavily into technology in the areas of SOLOMO (Social, Local, Mobile)
- To reach break-even with Liansuo.com and Chunagye.com:
  - To reach 600 paying clients with Liansuo.com;
- To host 10,000 SMEs APP and Mobile sites;

Financial:

- To strengthen up accounts receivable turnover in the first half of 2013;

ChinaNet Online

2013 Full Year Guidance

	2013 (Estimated)
Revenues	$36 million
Net Income*	$1.2 million

* Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

Thank you !

ChinaNet Online

connecting dreams for success